EXHIBIT 99.1

List of Investors and Subscription Amounts

	Investor	Subscription Amount
1.	Ursual Ulrich	$25,000
2.	Roger Mulhaupt	$382,000
3.	Schlumberger Master Pension	$302,550
4.	Alexander Dawson Foundation	$91,800
5.	Conrad Hilton Foundation	$223,650
6.	Dekko Foundation	$73,500
7.	Hyde Park Foundry & Machine Pension	$11,100
8.	Southside Hospital	$47,400
9.	Ulex Holdings S.A.	$240,000
10.	AES Capital Partners	$75,000
11.	Silver Road Company	$150,000
12.	AU Capital LP	$100,000
13.	Marjorie Gorelik	$30,000
14.	BDI	$800,000
15.	Peter-Paul Stengel	$175,000
16.	Gabriele Stengal	$25,000
17.	Beskivest - Illenseer	$100,000
18.	Alfred Haber	$90,000
19.	Abundance Partners	$25,000
20.	Joachim Lehnert	$10,000
21.	Wolfgang Duewelhenke	$10,000
22.	PSH Management	$75,000
	TOTAL	$3,062,000